UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2016

FULL HOUSE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4670 S. Fort Apache Road, Suite 190 Las Vegas, Nevada	89147
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 221-7800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

On December 21, 2016, State Senator Jon Ford (R-Terre Haute) issued a press release announcing that he is sponsoring a bill that would permit the construction of a new gaming and entertainment facility in Terre Haute, Indiana. The legislation would permit Rising Star Casino Resort in Rising Sun, Indiana - which is owned and operated by Full House Resorts, Inc. (the "Company") - to relocate up to half of its state-approved gambling games to a new gaming, dining and hotel venue in Terre Haute. The Company confirms that it has been in discussions with Senator Ford and is interested in pursuing the development of such facility. There can be no assurances that the proposed legislation will pass or become law or, even if the proposed legislation were to become law, that the Company would be successful in developing a new gaming facility in Terre Haute with respect to such opportunity.

The press release is furnished as Exhibit 99.1 hereto.

Item 9.01         Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit 99.1	Press Release issued by State Senator Jon Ford (R-Terre Haute) on December 21, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: December 21, 2016	/s/ Lewis A. Fanger
Lewis A. Fanger, Senior Vice President, Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by State Senator Jon Ford (R-Terre Haute) on December 21, 2016